Exhibit 4.8

THIS WARRANT AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

November 15, 2012

YEXT, INC.

COMMON STOCK PURCHASE WARRANT

Yext, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, One Degree Partners and its successors or registered assigns (the “Holder”), is entitled, subject to the terms set forth in this common stock purchase warrant agreement (this “Warrant”), to purchase from the Company up to Thirty-Five Thousand (35,000) fully paid and nonassessable shares (as adjusted from time to time as provided herein, the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), at a purchase price per share equal to $2.27 (as adjusted from time to time as provided herein, the “Exercise Price”).

1.                                      Defined Terms. For purposes of this Warrant, the following terms shall have the meanings ascribed thereto:

(a)                                 “Board” means the board of directors of the Company.

(b)                                 “Expiration Time” means 5:00 p.m. Eastern time on October 26,2022.

(c)                                  “Fair Market Value” means (i) if the Common Stock is listed on a national securities exchange, the current fair market value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or, if no such sale is made on such day, the average closing price on the most recent ten (10) trading sessions during which the Common Stock has traded; (ii) if the Common Stock security is then quoted on the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar quotation system or association, the closing sale price on the Bulletin Board on the last business day prior to the date of exercise of this Warrant or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last business day prior to the date of exercise of this Warrant; or (iii) if the

Common Stock is not so listed or quoted, the current fair market value shall be an amount determined in good faith by the Board of Directors of the Company.

(d)                                 “Right of First Refusal and Co-Sale Agreement” means that certain Fifth Amended and Restated Stockholders’ Agreement by and among the Company and certain other stockholders of the Company, dated as of June 11, 2012 (as the same may be modified, amended or restated after the date hereof).

(e)                                  “Voting Agreement” means that certain Fourth Amended and Restated Voting Agreement by and among the Company and certain other stockholders of the Company, dated as of June 11, 2012 (as the same may be modified, amended or restated after the date hereof).

2.                                      Exercise of Warrant. This Warrant may be exercised in full or in part at any time or from time to time until the Expiration Date by the holder hereof by surrender of this Warrant and the exercise notice annexed hereto as Exhibit A (duly executed) by such holder, to the Company at its principal office, accompanied by payment, in cash, wire transfer of immediately available funds, or by certified check payable to the order of the Company in the amount obtained by multiplying (a) the number of shares of Common Stock designated by the holder in the notice of exercise by (b) the Exercise Price then in effect (or by net exercise in accordance with the provisions of Section 3 below). On any partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes and subject to applicable securities laws) may request, providing in the aggregate on the face or faces thereof for the number of shares, or percentage of equity, as applicable, for which such Warrant or Warrants may still be exercised.

3.                                      Net Exercise. In lieu of exercising this Warrant pursuant to Section 2, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the exercise notice annexed hereto as Exhibit A duly executed (and by indicating thereon that the holder is exercising this Warrant pursuant to the net exercise provisions of this Section 3), at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X =	Y(A – B)	, where
A

“X” is the number of shares of Common Stock to be issued to the Holder upon exercise of this Warrant pursuant to this Section 3;

“Y” the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 3;

“A” is the Fair Market Value per share of Common Stock; and

“B” is the Exercise Price then in effect.

4.                                      No Fractional Shares. Notwithstanding anything to the contrary contained in this Warrant, no fraction of a share of capital stock of the Company shall be issued upon exercise of this Warrant. In lieu of receiving from the Company any fraction of a share of capital stock of the Company resulting from the exercise of this Warrant, the Holder shall receive cash in an amount equal to such fraction multiplied by the then Fair Market Value of such share of capital stock.

5.                                      Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) shall cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes and subject to applicable securities laws) may direct, either:

(a)                                 a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock that the Holder shall be entitled to receive on such exercise, in such denominations as may be requested by the Holder; or

(b)                                 such securities, assets (including cash) or property that the Holder is entitled to receive upon such exercise as a result of being a holder of Common Stock (or a holder of such other securities, assets or property into which or for which the Common Stock may have been converted or exchanged as contemplated by Section 9(b) hereof) immediately prior to an Extraordinary Event.

6.                                      Covenants as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon the exercise of this Warrant, shall, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, except for such encumbrances as to which the Holder may have otherwise agreed. The Company shall from time to time take all such actions as may be required to assure that the stated or par value per share of Common Stock is at all times equal to or less than the Exercise Price then in effect. The Company shall at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to permit the exercise of this Warrant in full.

7.                                      Conditions to Exercise. Notwithstanding anything to the contrary contained in this Warrant, in the event the Holder is not already a party thereto, by its execution and delivery of this Warrant, the Holder shall, upon the exercise (or deemed exercise) of this Warrant, be deemed a party to each of the following agreements (collectively, the “Conditional Agreements”):

(a)                                 the Voting Agreement, pursuant to Section 6.1(b) thereof, as a “Stockholder” (as such term is defined in the Voting Agreement) thereunder; and

(b)                                 the Right of First Refusal and Co-Sale Agreement, pursuant to Section 6.16 thereof, as a “Key Holder” (as such term is defined in the Right of First Refusal and Co-Sale Agreement) thereunder.

8.                                      No Stockholder Rights; No Transfer of Warrant. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. This Warrant and all rights hereunder shall not be transferable without the written consent of the Company.

9.                                      Adjustments to Shares and Exercise Price.

(a)                                 Adjustments for Subdivisions, Combinations, Dividends and Distributions of Common Stock. If at any time after the date of this Warrant (x) the then outstanding shares of Common Stock shall be subdivided (by stock-split, reclassification or otherwise) or (y) the Company shall issue or make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution of additional shares of Common Stock payable on then outstanding shares of Common Stock, then, concurrently with, in the case of clause (x), the effectiveness of such subdivision, and, in the case of clause (y), the issuance or the making of such dividend or other distribution or as of the close of business on such record date (whichever is earlier), the number of Shares (then in effect) shall be increased, and the Exercise Price (the in effect) shall be decreased, in proportion to the increase in the number of then outstanding shares of Common Stock as a result of such subdivision, dividend or distribution of Common Stock, as the case may be. Notwithstanding the foregoing, if, in the case of clause (y), a dividend is not issued or a distribution is not made on the record date fixed therefor, then the number of Shares (the in effect) and the Exercise Price (then in effect) shall be readjusted to such number and such amount, respectively, as existed immediately prior to the fixing of such record date. If at any time after the date of this Warrant the then outstanding shares of Common Stock shall be combined (by consolidation, reclassification or otherwise), then, concurrently with the effectiveness of such combination, the number of Shares (then in effect) shall be decreased, and the Exercise Price (then in effect) shall be increased, in proportion to the decrease in the number of then outstanding shares of Common Stock as a result of such combination.

(b)                                 Adjustments for Reorganization, Reclassification, Exchange and Substitution. If the Common Stock shall be converted into or exchanged for the same number or a different number of shares of any class or series of capital stock of the Company other than Common Stock or for other securities or property (whether by reorganization, reclassification or otherwise), then, concurrently with the effectiveness of such conversion or exchange:

(i)                                     this Warrant shall be exercisable for, in lieu of the Shares, such other class or series of capital stock or other securities or property into which or for which the Common Stock was so converted or exchanged, and in such number of shares of such other class or series of capital stock or such amount of other securities or property, as the case may be, that is equivalent to the number of shares of such other class or series of capital stock or such amount of other securities or property into which or for which the Shares would have otherwise been converted or exchanged had they been outstanding at the time of such conversion or exchange;

(ii)                                  the Exercise Price shall be adjusted to equal the quotient obtained from dividing (x) the product of the Shares and the Exercise Price (each as in effect immediately prior to such conversion or exchange) by (y) the number of shares of such other class or series of capital stock or such amount of other securities or property for which this Warrant shall be exercisable pursuant to clause (i) above; and

(iii)                               appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the terms of this Warrant with respect to the rights and interests of the Holder, to the end that the provisions set forth herein shall be applicable, as nearly as they reasonably may be, in relation to any shares of capital stock or other securities or property deliverable upon the exercise of this Warrant.

(c)                                  Certificate of Adjustment. The Company shall, within thirty (30) days of a written request thereof from the Holder, prepare and furnish to the Holder a certificate setting forth (x) the number of Shares and the Exercise Price, each as then in effect, (y) each adjustment (showing in detail the facts upon which such adjustment is based) made to the number of Shares and the Exercise Price since the date of this Warrant, and (z) to the extent this Warrant is no longer exercisable for Common Stock, the kind and amount of securities, assets or property for which the Warrant may be exercisable.

10.                               Exchange of Warrant. This Warrant may be exchangeable at any time upon the surrender hereof by the Holder at the principal office or an agent of the Company for a new warrant of like tenor, which new warrant shall provide on its face the Shares and the Exercise Price as in effect at the time of surrender of this Warrant, or the kind and amount of securities, assets or property for which this Warrant is exercisable at the time of such surrender.

11.                               Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, upon request of the Holder, issue a new warrant of like tenor, provided that the Holder (i) submits an affidavit made to the Company that this Warrant has been lost, stolen or destroyed, as the case may be, (ii) executes an agreement to indemnify the Company from any loss incurred by the Company in connection with this Warrant, and (iii) in the case of a mutilated Warrant, surrenders to the Company such mutilated Warrant.

12.                               Notice of Certain Events. If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation (each, an “Extraordinary Event”) shall be effected, then (i) if not expressly exercised pursuant to Section 2 or Section 3, as the case may be, prior to such Extraordinary Event, this Warrant shall be canceled without any payment therefor immediately prior to the consummation of such Extraordinary Event. The Company shall provide or cause to be provided to the Holder written notice of such event no less than fifteen (15) days prior to the consummation of an Extraordinary Event.

13.                               Notices. All notices, requests, and other communications given or made pursuant to this Warrant shall be in writing and shall be deemed effectively delivered to and received by a party: (i) when hand delivered to the other party; (ii) if sent by electronic mail to such party’s email address, on the day the sender receives electronic confirmation of such electronic mail having been opened; (iii) if sent by fax with confirmation that the proper number of pages were transmitted without error to such party’s fax number, on the business day next following the date the fax was sent; (iv) five (5) days after deposit in the U.S. mail first class, postage prepaid, registered or certified mail with return receipt requested to such party’s address; or (v) on the day of delivery if delivered with a national overnight delivery service, postage prepaid, to such party’s address with next-business-day delivery guaranteed. Any communication to the Holder shall be sent to such Holder’s address as set forth on the Holder’s signature page hereto. Any communication to the Company shall be sent to the principal office of the Company to the attention of the Chief Executive Officer. The Holder may, by written notice to the Company, and the Company may, by written notice to the Holder, designate additional or different mailing addresses, email addresses, or fax numbers for delivery of communications hereunder.

14.                               No Impairment. The Company shall not, by amendment of its certificate of incorporation, or through any reclassification, recapitalization event, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

15.                               Miscellaneous.

(a)                                 Governing Law. This Warrant and any and all matters arising directly or indirectly here from shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely in that state, without giving effect to the conflict of law principles thereof.

(b)                                 Entire Agreement; Amendment; Waiver. This Warrant (including any exhibits attached hereto) constitutes the entire understanding between the Company and the Holder with respect to the subject matter hereof. No modification or amendment to this Warrant, nor any waiver of any rights under this Warrant, shall be effective unless done in writing and signed by the Company and the Holder. A waiver or consent given by any party to this Warrant on any one occasion is effective only in that instance and shall not be construed as a bar to or a waiver of any right on any other occasion.

(c)                                  Severability. In case any provision of this Warrant is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Warrant, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it shall be valid, legal, and enforceable to the maximum extent permitted by law.

(d)                                 Counterparts; Facsimile. This Warrant may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)                                  Headings and Captions. The headings and captions of various sections of this Warrant are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Common Stock Purchase Warrant as of the date first above written.

COMPANY:

YEXT, INC.,
a Delaware corporation

By:	/s/ Alok Bhushan
Name:	Alok Bhushan
Title:	Chief Financial Officer

HOLDER:

ONE DEGREE PARTNERS

By:	/s/ Kelly Fairweather
Name:	Kelly Fairweather
Title:	Managing Director
Address:	103 S. Bedford RD, STE 206
Mount Kisco, NY 10549